SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2006

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 827-2914

Item 1.01.   Entry Into a Material Definitive Agreement.

On June 19, 2006, the Registrant and SussexBank, a New Jersey commercial bank and the wholly-owned subsidiary of the Registrant (the “Bank”), adopted a form Director Deferred Compensation Agreement (the “Agreement”) pursuant to which Directors of the Registrant or the Bank may elect to defer all or a portion of the total amount of fees due to such Director during a Plan Year (as defined in the Agreement), which fees will collected and held in an account and paid to such Director or his Beneficiary upon retirement, disability, early termination or such other events set forth in the Agreement. Each Agreement will be administered by the Bank’s Board of Directors, or such persons as the Board of Directors will appoint (the “Plan Administrator”), and the Plan Administrator will notify each Director that becomes eligible for participation in the Agreement. The Plan will be unfunded for tax purposes.

Item. 9.01   Financial Statements and Exhibits

(d) Exhibits

10  Sussex Bancorp/Sussex Bank Director Deferred Compensation Agreement, dated June 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: June 22, 2006	By:	/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and Chief Financial Officer